UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2011

____________________________________________

CAPLEASE, INC.
(Exact name of registrant as specified in its charter)
_____________________________________________

Maryland	1-32039	52-2414533
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1065 Avenue of the Americas, New York, NY		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 217-6300

    Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07  Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Stockholders of CapLease, Inc. (the “Company”) was held on June 21, 2011.  Set forth below is a brief description of each of the four matters voted on at the meeting and the final voting results.

Proposal 1:  To elect six directors to hold office until the Annual Meeting of Stockholders to be held in 2012 and until their successors are elected.

	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES

Paul H. McDowell	44,590,992	455,721	12,402,421
William R. Pollert	43,665,483	1,381,230	12,402,421
Michael E. Gagliardi	42,792,048	2,254,665	12,402,421
Catherine F. Long	44,412,829	633,884	12,402,421
Jeffrey F. Rogatz	42,705,848	2,340,865	12,402,421
Howard A. Silver	43,240,712	1,806,001	12,402,421

Proposal 2:   To hold a non-binding advisory vote on executive compensation (or the say-on-pay vote).

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES

41,257,763	3,130,361	658,589	12,402,421

Proposal 3:   To hold a non-binding advisory vote on the frequency of the say-on-pay vote.

EVERY 1 YEAR	EVERY 2 YEARS	EVERY 3 YEARS	ABSTENTIONS	BROKER NON-VOTES

32,423,849	164,769	12,206,566	251,529	12,402,421

The Company’s Board of Directors has determined that it will conduct the say-on-pay vote every year until the next required advisory vote on the frequency of the say-on-pay vote.

Proposal 4:   To ratify the appointment of McGladrey & Pullen LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES

57,309,118	110,930	29,086	0.00

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPLEASE, INC.

By:	/s/ Paul C. Hughes
Paul C. Hughes
Vice President, General Counsel and Corporate Secretary

Date:  June 22, 2011